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                                                                       EXHIBIT 4

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



                               IFB Holdings, Inc.
                             Chillicothe, Missouri



           $.01 par value common stock--fully paid and non assessable

This certifies that _____________________________ is the owner of __________
shares of the common stock of IFB Holdings, Inc. (the "Corporation"), a Delaware corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

Dated:
      --------------------


-----------------------------------           -------------------------------
              Secretary               (SEAL)           President and
                                                   Chief Executive Officer

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                                IFB HOLDINGS, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of IFB Holdings, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Corporation's Certificate of Incorporation provides that no "person" (as defined in the Certificate of Incorporation) who "beneficially owns" (as defined in the Certificate of Incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the Certificate of Incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

     The Corporation's Certificate of Incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the Certificate of Incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the Certificate of Incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation's Certificate of Incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Corporation which are not beneficially owned by the "interested person" (as defined in the Certificate of Incorporation) to approve the direct or indirect purchase or other acquisition by the Corporation of any "equity security" (as defined in the Certificate of Incorporation) from such interested person.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its Transfer Agent and Registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT_______ Custodian________
TEN ENT - as tenants by the entirety                   (Cust)            (Minor)
JT TEN  - as joint tenants with       Under Uniform Gift to Minors Act -
      right of survivorship and              (State)                    --------
      not as tenants in common.       UNIF TRANS MIN ACT_______Custodian________
                                                        (Cust)           (Minor)
                                      Under Uniform Transfers to Minors
                                                                 Act - _________
                                                                         (State)

        Additional abbreviations may also be used though not in the above list.

   For Value Received,_______ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
   ----------------------------
  |                            |
   ----------------------------

_________________________________________________
     (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
      ASSIGNEE)

_________________________________________________

_________________________________________________Shares
  of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________

                              ------------------
  NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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